CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ZeroStack Corp. of our report dated February 27, 2026, relating to the consolidated financial statements of ZeroStack Corp., filed with the Securities and Exchange Commission on August 25, 2026.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

August 25, 2026